EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Omega Flex, Inc. (the “Company”), that, to his knowledge:

(a)         the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended  September 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(b)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 30, 2010

/s/  Kevin R. Hoben

Kevin R. Hoben
Chief Executive Officer

/s/  Paul J. Kane

Paul J. Kane
Chief Financial Officer

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.